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                                                                    Exhibit 23.1






                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-41957,
33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431,
333-63545, and 333-72973) and the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-54192, 33-82544, and 333-46237) of Champion Enterprises, Inc. of our report dated February 5, 1999, appearing on page F-2 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 22, 1999